SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Granite Construction Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street
Watsonville, California 95076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2002

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the “Company”), will be held on May 20, 2002 at 10:30 a.m. local time, at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California for the following purposes:

1.	To elect three (3) directors of the Company for the ensuing three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002; and

      3. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California 93955.

      Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope so that as many shares as possible may be represented at the meeting.

      The vote of every stockholder is important, and your cooperation in promptly returning your executed Proxy Card will be appreciated. Each Proxy Card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,

Michael Futch
Vice President, General Counsel and Secretary

Watsonville, California

April 19, 2002

SOLICITATION OF PROXIES
VOTING RIGHTS
NOMINATION AND ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION AND OTHER MATTERS
EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT/COMPLIANCE COMMITTEE
RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2003 ANNUAL MEETING
INCORPORATION BY REFERENCE
TRANSACTION OF OTHER BUSINESS

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street
Watsonville, California 95076

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (hereinafter called the “Company”), of Proxies for use at the Annual Meeting of Stockholders to be held on May 20, 2002, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on approximately April 19, 2002.

SOLICITATION OF PROXIES

      The cost of the solicitation of Proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the name of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

VOTING RIGHTS

      All shares represented by valid Proxy Cards received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy Card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy Card, the Proxy Card will be voted in favor of the proposals described and, in the discretion of such Proxies with respect to any other proposal that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional Proxies). A stockholder who signs and returns a Proxy Card in proper form will have the power to revoke it at any time before it is voted. A Proxy Card may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company’s Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy Card, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

      The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On April 1, 2002, there were 41,282,948 shares of Common Stock issued and outstanding. Each stockholder shall have one vote for every share of Common Stock registered in his or her name on the record date for the meeting.

      Pursuant to the Bylaws and policies of the Company, in advance of the Annual Meeting of Stockholders, management will appoint an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxy Cards and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

      The election of directors shall be determined by a plurality of votes cast, and except as otherwise provided by law or the Company’s Certificate of Incorporation or Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many “routine” proposals when they have not received voting instructions from beneficial owners.

NOMINATION AND ELECTION OF DIRECTORS

      The Company currently has a nine-member Board of Directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

      Three (3) directors of the Company are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are David H. Watts, Joseph J. Barclay and J. Fernando Niebla. Certain information with respect to their ages and background is set forth below. Mr. Watts and Mr. Barclay were first elected at the 1988 Annual Meeting of Stockholders, and both were elected to their present terms in 1999. Mr. Niebla was appointed by the Board in 1999 to fill a vacant directorship, and his appointment was ratified at the subsequent annual meeting of stockholders. The Board of Directors recommends a vote “FOR” each of the nominees named above.

      Each nominee will hold office until his term expires or until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

      It is intended that votes pursuant to the Proxy Cards will be cast for the named nominees. The persons named in the accompanying form of Proxy Card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxy Cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

      If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected for the ensuing three-year term. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority or otherwise, i.e., broker non-votes, will be counted as present in determining if a quorum is present, but will have no effect on the vote for directors.

Director	Position	Age	Director Since

Nominees
David H. Watts	Chairman of the Board, President, Chief Executive Officer, and Director	63	Director since 1988; term ends 2002.
Joseph J. Barclay	Director	69	Director since 1988; term ends 2002.
J. Fernando Niebla	Director	62	Director since 1999; term ends 2002.
Continuing
Richard M. Brooks	Director	73	Director since 1990; term ends 2003.
Linda Griego	Director	54	Director since 1999; term ends 2003.
Raymond E. Miles	Director	69	Director since 1988; term ends 2003.
Brian C. Kelly	Director	70	Director since 1995; term ends 2004.
Rebecca A. McDonald	Director	49	Director since 1994; term ends 2004.
George B. Searle	Director	69	Director since 1998; term ends 2004.

      Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates for people listed in this Proxy Statement referring to the dates of service with the Company include the periods in which they served for Granite Construction Company.

Nominees

      Mr. Watts is currently, and has been since 1987, President and Chief Executive Officer of the Company. On May 24, 1999 he was elected to also serve as Chairman of the Board. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., the California Chamber of Commerce, of which he is a past Chair, Monterey County Symphony, the Monterey Bay Area Council of the Boy Scouts of America, and the Community Foundation for Monterey County. He holds a B.A. degree in Economics from Cornell University.

      Mr. Barclay formerly held positions as Chairman, President, and Chief Executive Officer and was a director of Cascade Corporation, a manufacturer of materials handling equipment, between 1972 and 1998. He is currently a director of Columbia Machine, Inc. Mr. Barclay holds a B.S. degree in Industrial Engineering from Illinois Institute of Technology.

      Mr. Niebla is President of International Technology Partners L.L.C., an IT services company based in Orange County, California, and was President of Infotec Commercial Systems from January 1996 through June 1998. Mr. Niebla is a director of Union Bank of California and Pacific Life Corp. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.

Continuing

      Mr. Brooks is self-employed as a Financial Consultant. He is a director of Longs Drug Stores Corporation, BEI Technologies, Inc. and Western Farm Credit Bank, a private corporation. Mr. Brooks holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

      Ms. Griego is President and Chief Executive Officer of Griego Enterprises, Inc. and is managing General Partner of Engine Co. No. 28, a restaurant that she founded in 1988. From July 1999 until January 2000, Ms. Griego served as interim President and Chief Executive Officer of the Los Angeles Community Development Bank, a $430 million federally funded community bank. From 1994 until 1997, she served as President & CEO of Rebuild LA, Inc., an economic development corporation. Ms. Griego is on the Board of Directors of Blockbuster, Inc. and United California Bank. She also serves as a Los Angeles branch director of the Federal Reserve Bank of San Francisco. She holds a B.A. degree in History from the University of California, Los Angeles.

      Mr. Kelly is self-employed as a Construction Consultant with over 40 years of construction experience. He is currently utilizing his business expertise as a volunteer with The Diocese of Monterey and other community organizations. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

      Ms. McDonald currently serves as the President of the Houston Museum of Natural Science, a position she assumed on October 1, 2001. Prior to joining the museum, she was the Chairman and Chief Executive Officer of Enron Global Assets. Ms McDonald had joined Enron in February of 1999 after a seven-year tenure at Amoco, serving as its President and Chief Executive Officer for Amoco Energy Development Company and Managing Director of Amoco Energy Group North America. She currently serves as a director of Eagle Global Logistics and Trammell Crow Corporation. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University.

      Dr. Miles is Professor Emeritus at and a former Dean of the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963. Dr. Miles is a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

      Mr. Searle is currently President of Searle Associates, Inc., consultants to the construction industry. He was formerly President of IA Construction Co. of Concordville, Pennsylvania, a leading construction company in the Northeast. Mr. Searle serves as a director of Barriere Construction Co., L.L.C. and Elwyn Inc. He holds a B.A. degree in Mathematics from Harvard University.

COMMITTEES OF THE BOARD

      The Company has an Audit/ Compliance Committee, a Compensation Committee, a Nominating Committee, a Strategic Planning Committee, and an Executive Committee.

Audit/ Compliance Committee

Richard M. Brooks, Chairman
Joseph J. Barclay
Linda Griego
Brian C. Kelly
Rebecca A. McDonald
Raymond E. Miles
J. Fernando Niebla
George B. Searle

      For a description of the functions of the Audit/ Compliance Committee, see “Report of the Audit/ Compliance Committee”. The Audit/ Compliance Committee consists entirely of non-employee directors. The Audit/ Compliance Committee held four (4) meetings in 2001.

Compensation Committee

Joseph J. Barclay, Chairman
Richard M. Brooks
Brian C. Kelly
George B. Searle

      The Compensation Committee reviews and recommends salaries for corporate officers and key employees. In addition, the Compensation Committee administers the 1999 Equity Incentive Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee consists entirely of non-employee directors. The Compensation Committee held three (3) meetings in 2001. For additional information concerning the Compensation Committee, see “Report of the Compensation Committee.”

Nominating Committee

Joseph J. Barclay
Richard M. Brooks
Brian C. Kelly
Raymond E. Miles
George B. Searle

      The Nominating Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at the 2003 Annual Meeting must be received at the Company’s principal office on or before December 18, 2002. The Nominating Committee held no meetings in fiscal year 2001.

Strategic Planning Committee

Linda Griego
Brian C. Kelly
Rebecca A. McDonald
Raymond E. Miles
J. Fernando Niebla
George B. Searle

      The function of the Strategic Planning Committee is to develop, in conjunction with management, the Company’s Strategic Plan and to provide overall strategic planning direction for the Company. The Strategic Planning Committee held one (1) meeting in fiscal year 2001.

Executive Committee

David H. Watts, Chairman
Joseph J. Barclay
Brian C. Kelly

      The Executive Committee’s responsibility is to exercise all powers and authority of the Board of Directors in the management of business affairs of the Company as authorized by the Board. The Committee reviews and approves specific decisions as established by the current “Limits of Authority” schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

      During fiscal year 2001, the Board of Directors held seven (7) meetings. All Directors attended at least 75% of the total number of meetings of the Board or any committee on which he or she served.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

      The following table contains information as of March 31, 2002 regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of March 31, 2002, whose salary and bonus for the fiscal year ended exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

	Amount and Nature	Percent of
	of Beneficial	Common Stock
Name	Ownership(1)	Outstanding(2)

Emben & Co. (ESOP Trust)	9,195,506	22.27%
c/o BNY Western Trust Company One Wall Street New York, NY 10286
Vanguard/ PRIMECAP Fund Inc.(3)	3,150,000	7.63%
P.O. Box 2600 #V34 Valley Forge, PA 19482
Wellington Management Company, LLP(4)	2,925,500	7.09%
75 State Street, 19th Floor Boston, MA 02109
David H. Watts(5)	103,877	*
Joseph J. Barclay(6)	16,518	*
Richard M. Brooks(7)	15,938	*
Linda Griego(8)	4,085	*
Brian C. Kelly(9)	13,988	*
Rebecca A. McDonald(10)	5,447	*
Raymond E. Miles(11)	6,060	*
J. Fernando Niebla(12)	4,240	*
George B. Searle(13)	13,414	*
William G. Dorey(14)	312,578	*
William E. Barton(15)	131,110	*
Patrick M. Costanzo(16)	206,956	*
Mark E. Boitano(17)	254,257	*
All Executive Officers and Directors as a Group (13 Persons)(5-17)	1,088,468	2.64%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Calculated on the basis of 41,282,948 shares of Common Stock outstanding as of March 31, 2002, except that shares of Common Stock underlying options exercisable within 60 days of March 31, 2002 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3)	Share ownership is as of December 31, 2001. Based upon a Schedule 13G filed by Vanguard/ PRIMECAP Fund Inc. with the Securities and Exchange Commission.

(4)	Share ownership is as of December 31, 2001. Based upon a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) with the Securities and Exchange Commission. WMC has shared dispositive power over the shares listed in its capacity as an investment advisor. WMC also has shared voting power with respect to 2,272,310 of such shares.

(5)	Includes approximately 70,630 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Watts’ account as of March 1, 2002, over which Mr. Watts has voting, but not dispositive power, as of March 31, 2002. These shares are subject to vesting and distribution restrictions.

(6)	Includes 9,018 shares of Common Stock which Mr. Barclay has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(7)	Includes 9,188 shares of Common Stock which Mr. Brooks has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(8)	All 4,085 shares are Common Stock which Ms. Griego has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(9)	Includes 6,726 shares of Common Stock which Mr. Kelly has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(10)	Includes 4,322 shares of Common Stock which Ms. McDonald has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(11)	Includes 3,810 shares of Common Stock which Mr. Miles has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(12)	All 4,240 shares are Common Stock which Mr. Niebla has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(13)	Includes 2,385 shares of Common Stock which Mr. Searle has the right to acquire as of March 31, 2002 as a result of options vested and exercisable on the day of grant under the 1999 Equity Incentive Plan.

(14)	Includes approximately 225,441 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Dorey’s account as of March 31, 2002, and 70,454 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of March 31, 2002. These shares are subject to vesting and distribution restrictions.

(15)	Includes approximately 68,183 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Barton’s account as of March 31, 2002, and 35,938 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of March 31, 2002. These shares are subject to vesting and distribution restrictions.

(16)	Includes approximately 128,109 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Costanzo’s account as of March 31, 2002, over which Mr. Costanzo has voting, but not dispositive power, as of March 31, 2002. These shares are subject to vesting and distribution restrictions.

(17)	Includes approximately 156,617 shares of Common Stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Boitano’s account as of March 31, 2002, and 82,991 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 31, 2002. These shares are subject to vesting and distribution restrictions.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Executive Officers

      The following table sets forth a summary of compensation as to the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2001, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001:

SUMMARY COMPENSATION TABLE

				Long Term Compensation

	Annual Compensation(1)			Awards

				Restricted Stock	All Other
Name and		Salary	Bonus(2)	Awards(3)	Compensation(4)
Principal Position	Year	($)	($)	($)	($)

David H. Watts	2001	360,000	1,080,000	—	34,332
Chairman of the Board, President and	2000	360,000	1,080,000	—	34,411
Chief Executive Officer	1999	330,000	330,000	710,185	35,976

William G. Dorey	2001	240,000	240,000	480,011	34,332
Executive Vice President and	2000	240,000	240,000	423,992	34,411
Chief Operating Officer	1999	240,000	240,000	516,519	35,976

William E. Barton	2001	210,000	168,000	251,997	34,332
Senior Vice President and	2000	210,000	168,000	222,587	34,411
Chief Financial Officer	1999	186,000	149,000	239,964	35,976

Patrick M. Costanzo	2001	200,000	528,373	—	34,332
Senior Vice President and Manager,	2000	200,000	600,000	—	34,411
Heavy Construction Division	1999	200,000	280,000	344,329	35,976

Mark E. Boitano(5)	2001	200,000	280,000	319,999	34,332
Senior Vice President and Manager,	2000	200,000	280,000	282,662	34,411
Branch Division	1999	200,000	280,000	344,329	35,976

(1)	For the year ended December 31, 2001, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Watts, Dorey, Barton, Costanzo and Boitano was $1,083,525; $307,955; $19,291; $557,687; and $18,291, respectively. For the year ended December 31, 2000 such deferred compensation amounted to $1,085,012; $306,346; $21,457; $614,987 and $20,457, respectively, while for the year ended December 31, 1999 such deferred compensation amounted to $351,305; $80,649; $7,000; $98,087 and $22,255, respectively.

(2)	Amounts include cash bonuses earned in the current year but paid in the following year. Amounts do not include cash bonuses paid in the current year but earned in the previous year. Due to provisions in Granite’s Retirement Plan, which fully vests participants at age 62, Messrs. Watts’ and Costanzo’s cash bonus for the years ended December 31, 2001 and 2000 include amounts which would have been reflected as restricted stock awards in prior years.

(3)	The amount of awards for each year is based on the Company’s stock closing price on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 2001 for Messrs. Watts, Dorey, Barton, Costanzo, and Boitano were: none, 76,537; 37,986; none; and 92,395, respectively, with an aggregate market value for those same officers of $0; $1,843,011; $914,703; $0; and $2,224,872, respectively, based on the Company’s stock closing price of $24.08 at December 31, 2001. The number of shares and values for each officer at December 31, 2001 exclude the shares issued in March 2002 for services performed in 2001 which appear in the table as 2001 compensation. Dividends are paid on restricted shares on the same basis as all other outstanding shares.

Restricted stock may include awards based on deferred compensation from 1990 which reflects a one-time event of accelerated income to the Company caused by the Company’s 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. None of the stock issued for the years ended December 31, 2001, 2000 or 1999 was based on the 1990 deferred compensation. At December 31, 2001, the amounts of 1990 deferred compensation remaining to be paid were $36,139 and $11,383 for Messrs. Watts and Dorey, respectively.

Restricted stock awards for 2000 reflect corrected values. Values reported in the 2001 Proxy Statement were calculated based on the March 15, 2001 share price of $32.48. These values should have been calculated based on the December 29, 2000 share price of $28.9375.

In 1999 restricted stock agreements were amended to change the vesting for all participants who had attained retirement age as defined by the Plan to conform to the requirements under the Internal Revenue Code Section 83. As a result of these amendments, Messrs. Watts’ and Costanzo’s shares were 100% vested in 2000 and they did not earn restricted stock for the years ended December 31, 2001 or 2000. The following tables show the total number of shares awarded Messrs. Dorey, Barton, and Boitano in grant years 1999, 2000 and 2001 and the vesting schedules for those shares. All shares have been restated to reflect the 3-for-2 stock split paid April 13, 2001.

     WILLIAM G. DOREY

	Total
	Shares	1999	2000	2001	2002	2003	2004	2005
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2001	24,880	—	—	—	4,976	4,975	4,975	9,954
2000	30,088	—	—	6,018	6,018	6,018	6,018	6,016
1999	18,072	2,710	902	3,615	3,615	3,615	3,615	—

Totals	73,040	2,710	902	9,633	14,609	14,608	14,608	15,970

     WILLIAM E. BARTON

	Total
	Shares	1999	2000	2001	2002	2003	2004	2005
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2001	13,062	—	—	—	2,613	2,613	2,613	5,223
2000	13,978	—	—	2,796	2,796	2,796	2,796	2,794
1999	10,957	1,644	546	2,192	2,192	2,192	2,191	—

Totals	37,997	1,644	546	4,988	7,601	7,601	7,600	8,017

     MARK E. BOITANO

	Total
	Shares	1999	2000	2001	2002	2003	2004	2005
Grant Date	Awarded	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting	Vesting

2001	16,587	—	—	—	—	—	9,786	6,801
2000	20,058	—	—	—	—	—	16,047	4,011
1999	13,554	—	—	—	—	—	13,554	—

Totals	50,199	—	—	—	—	—	39,387	10,812

(4)	Amounts represent contributions to the Employee Stock Ownership Plan and to the Profit Sharing and 401(K) Plan that were earned during the current year, of which a portion was allocated in the following year.

(5)	Beginning with the year ended December 31, 2000, Mr. Boitano participates in a bonus banking system whereby the calculated commission, based on the Branch Division operating results, that is in excess of his allowed annual commission will be banked for future distribution either in a year when the calculated commission falls below his allowed maximum or upon retirement. At December 31, 2001, Mr. Boitano’s bonus bank balance was $156,082. Bonus bank ending balances are limited to 100% of the annual allowable commission, which represents the 70% of Mr. Boitano’s allowed commission that is based on the profitability of the Branch Division (see “Report of the Compensation Commission”).

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

      In April, 1990, Granite Construction Company, a subsidiary of the Company (“Granite”), entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, and David H. Watts. Effective February 1, 1997 the employment agreements entered into with Messrs. Barton, Boitano, Costanzo, Dorey, and Watts were formally assigned to, and the obligations thereunder accepted by, the Company. These agreements provide that if the individual’s employment with the Company is terminated for certain reasons within two and one-half years after a “change in control” of the Company, then the Company will pay to the individual amounts up to three times the average gross annual compensation paid to the individual over the five years prior to the “change in control.” A “change in control” is defined as (i) a merger, consolidation or acquisition of the Company where the stockholders of the Company do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of the Company’s assets to a corporation not controlled by the Company or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of the Company, leading to a change of a majority of the members of the Board of Directors.

      Also in the event of a “change in control,” options and grants of restricted stock (“Awards”) awarded under the 1990 Omnibus Stock and Incentive Plan and the 1999 Equity Incentive Plan (the “Plans”) are affected. The Plans provide that the surviving, successor, or acquiring corporation shall either assume outstanding Awards or substitute new Awards having an equivalent value. In the event that does not occur, the Company’s Board shall provide that any Awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The Plans further provide that if such newly exercisable or vested Awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with.

COMPENSATION OF DIRECTORS

      Mr. Watts receives $250 for each month he serves as Chairman of the Board of the Company. Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle, and Ms. Griego and McDonald currently receive an annual retainer of $25,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle, and Ms. Griego and McDonald receive $1,000 for each Board of Directors meeting they attend in person or $750 for each Board of Directors meeting they attend by telephone. Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle, and Ms. Griego and McDonald receive $750 for each Board of Directors Committee meeting attended in person or $500 for each Board of Directors Committee meeting attended by telephone, where the Committee meeting is not in conjunction with a regular Board meeting (excluding Executive Committee meetings). For a Board of Directors Committee meeting in conjunction with a regular Board meeting, Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle, and Ms. Griego and McDonald receive $600 if attended in person or $500 if attended by telephone (excluding Executive Committee meetings). The Committee Chairman receives an additional $200 per meeting (excluding Executive Committee meetings).

      Further, during 2001, Mr. Searle, received a total of $1,125 for consulting fees pursuant to an agreement with the Company whereby Mr. Searle provided construction consulting services to evaluate due diligence activities of potential acquisitions; Mr. Niebla received $2,000 for consulting fees pursuant to an agreement with the Company to provide information technology expertise; and Mr. Kelly received $18,000 pursuant to an agreement with the Company to provide services pertaining to the Employee Development Initiative.

      The 1999 Equity Incentive Plan, passed at the 1999 Annual Meeting of Stockholders, provides that each non-employee director must elect, generally prior to the start of the applicable calendar year, to receive director fee awards during such year in the form of either an Option Payment or a Stock Units Payment. Each non-employee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of receipt of cash. A non-employee director may elect to receive 100% of director compensation in the form of a director fee award. A non-employee director electing to receive an Option Payment will be granted automatically on the last day of each calendar quarter during the year a nonstatutory stock option for a number of shares of Common Stock. The amount of shares granted is determined by dividing the Elected Quarterly Compensation by an amount equal to 50% of the average closing price of a share of the Company’s Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant and having an exercise price per share equal to 50% of such average closing price.

      A non-employee director electing to receive a Stock Units Payment will be granted automatically on the last day of each calendar quarter during the year an award for a number of stock units. The amount of the award is determined by dividing the Elected Quarterly Compensation by an amount equal to the average closing price of a share of the Company’s Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of the Common Stock of the Company in accordance with the terms and conditions of the Stock Units Award. Non-employee directors are not required to pay any additional cash consideration in connection with the settlement of the Stock Units Award.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Dycom Industries, EMCOR, Granite Construction Incorporated, Fluor, Insituform Technologies, Jacobs Engineering, Mastec) for the period commencing on December 31, 1996, and ending on December 31, 2001.

      The graph assumes $100 invested on December 31, 1996 in the Company’s stock at $8.445(1) per share, and in the S&P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN(2)

AMONG GRANITE CONSTRUCTION INCORPORATED, THE S&P 500 INDEX
AND THE DOW JONES HEAVY CONSTRUCTION INDEX

	12/96	12/97	12/98	12/99	12/00	12/01

Granite Construction Inc.	100.00	123.20	273.29	152.69	243.92	308.73
S&P 500	100.00	133.36	171.47	207.56	188.66	166.24
DJ Heavy Construction	100.00	75.12	89.82	96.33	112.81	118.48

(1)	Performance graph closing prices and dividends are adjusted for stock splits and stock dividends.

(2)	$100 invested on 12/31/96 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Barclay, Brooks, Kelly and Searle served as members of the Compensation Committee during fiscal 2001. All Committee members are non-employee directors.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee is responsible for formulating the Company’s executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel, with the objective of providing both competitive and appropriate levels of compensation.

      The Committee believes that a substantial portion of the annual compensation of each executive should be directly related to the performance of the Company. In addition, compensation should link the long-term interests of executives and shareholders and encourage career service by including stock ownership as an integral part of the compensation package.

      The Committee annually evaluates the Company’s executive compensation program and compares it to appropriate companies in the construction industry, including companies in the Dow Jones Heavy Construction Group, with the assistance of compensation consultants.

      The Company’s compensation package includes salary and annual incentive compensation comprised of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended no changes in officer salaries in 2001, leaving CEO David H. Watts’ salary at $360,000.

      The Committee continued the Return on Net Assets (RONA) based compensation plan in 2001 for Corporate Officers and Middle Managers. The Committee believes that using RONA as the key performance factor ties earnings performance to the Company’s asset growth and asset utilization, compared with the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division Level. Thirty percent (30%) of their incentive compensation was determined in 2001 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

      The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits for all officers in 2001. CEO Watts’ cash limit was set in 2000, and continued in 2001 at $720,000 with a total compensation limit at $1,440,000.

      Due to provisions in Granite’s Retirement Plan, which fully vests participants at age 62, CEO Watts elected to receive cash in lieu of common stock as part of his 2001 performance incentive, which will be held in Watts’ Non-Qualified Deferred Compensation account for five (5) years and will pay a return equal to the Company stock value. The Compensation Committee endorsed this handling of the stock portion of the incentive plan as it was consistent with IRS regulations and continues to place the amount awarded at risk to changes in shareholder value. The Committee believes Mr. Watts’ compensation for the year ending December 31, 2001 reflects the Company’s performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

      The Committee met three (3) times in 2001.

Joseph J. Barclay	Brian C. Kelly
Richard M. Brooks	George B. Searle

REPORT OF THE AUDIT/ COMPLIANCE COMMITTEE

      The Board of Directors maintains an Audit/ Compliance Committee consisting of eight outside directors who have been determined to be independent under the rules of the New York Stock Exchange. The primary responsibility of the Audit/ Compliance Committee is to oversee the Company’s financial reporting, corporate governance (including compliance with regulatory matters), and internal operating controls and to report its observations and activities to the Board. The Board has adopted a written Charter for the Audit/ Compliance Committee.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Director of Internal Audit has direct access and meets regularly with the Audit/ Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Internal Audit Program is augmented by contracting out with a large independent international accounting firm as required.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the chairman of the Audit/ Compliance Committee reviewed with management and PricewaterhouseCoopers LLP the draft Quarterly Financial Statements prior to release of the quarterly earnings. The Company incurred the following fees for services performed by PricewaterhouseCoopers in fiscal year 2001.

Audit Fees

      Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in connection with its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company’s unaudited consolidated interim financial statements were $351,000.

Financial Information Systems Design and Implementation Fees

      During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

      In addition to the fees described above, aggregate fees of $362,000 were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services:

Audit-related services(1)	$111,000
Income tax compliance and related tax services	$45,000
Other(2)	$206,000

(1)	Audit related fees include fees for audits of the Company’s employee benefit plans and financial statements of certain of the Company’s subsidiaries.

(2)	Other fees include fees for due diligence procedures pertaining to potential business acquisitions.

      The committee also oversees the Ethics and Compliance Program and participates in the annual evaluation of the Compliance Officer and provides a detailed annual report to the Board on the progress of the Program and plans for future activities.

      The committee held four (4) meetings in 2001.

Richard M. Brooks, Chairman	Rebecca A. McDonald
Joseph J. Barclay	Raymond E. Miles
Linda Griego	J. Fernando Niebla
Brian C. Kelly	George B. Searle

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP to serve as independent accountants to audit the financial statements of the Company for fiscal 2002. Coopers & Lybrand, L.L.P., predecessor to PricewaterhouseCoopers LLP, has acted in such capacity since its appointment for fiscal 1982. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of Stockholders at which a quorum is present and voting either in person or by Proxy is required for approval of this proposal. Votes for and against, abstentions and “broker non-voter” will each be counted as present for purposes of determining a quorum. Neither abstention nor “broker non-voter” will be counted as having been cast affirmatively or negatively on the proposal.

      In the event that ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants is not obtained, the Board of Directors will reconsider said appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT 2003 ANNUAL MEETING

      Under the Company’s Bylaws, nominations for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from the Company) only if such stockholder: (i) is entitled to vote at the meeting; (ii) has given the required notice; and (iii) was a stockholder of record at the time of giving the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for stockholder action under the Delaware General Corporation Law.

      The required notice: (i) must be in writing; (ii) must contain information specified in the Bylaws, and (iii) must be delivered to the Company’s principal executive offices not less than 120 days prior to the first anniversary of the date the Company’s Proxy Statement for the preceding year’s Annual Meeting of Stockholders was released to stockholders. If, however, no meeting was held in the previous year; the date of the Annual Meeting is changed by more than 30 days from the previous year; or in the event of a special meeting, the notice, to be timely, must be delivered by the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

      Separate and apart from the required notice described in the preceding paragraphs, the rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a Company stockholder to require the Company to include the stockholder proposal in the Proxy materials distributed by the Company. However, those SEC rules do not require the Company to include in its Proxy materials any nomination for election to the Board (or any other office with the Company), impose other limitations on the content of a stockholder proposal, and also contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company Common Stock for at least one year before the proposal is submitted by the proponent).

      To be considered as satisfying the timeliness requirement of the Company’s Bylaw provisions and the SEC rules in connection with the Proxy materials to be distributed by the Company with respect to the 2003 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 18, 2002.

INCORPORATION BY REFERENCE

      Certain information required by Item 13(a) of Schedule 14A is incorporated by reference to the Company’s 2001 Annual Report to Stockholders mailed on approximately April 19, 2002.

TRANSACTION OF OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy Card to vote the Proxy Card on such matters in accordance with their best judgment.

Michael Futch
Vice President, General Counsel and Secretary

Dated: April 19, 2002

[X]	Please mark votes as in this example

PROXY
GRANITE CONSTRUCTION INCORPORATED

Allocated Shares Voting Directive Card
for Annual Meeting of Stockholders

     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for the undersigned by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 20, 2002, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 19, 2002, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2001 Annual Report.

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 16, 2002, you will be deemed to have authorized the Plan’s Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your allocated portion of the shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Stockholder Sign Above

A vote FOR the following proposals is recommended by the Board of Directors:		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below

1.	ELECTION OF DIRECTORS
	To elect David H. Watts, Joseph J. Barclay and J. Fernando Niebla as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	[ ]	[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.) Nominees: David H. Watts, Joseph J. Barclay, J. Fernando Niebla

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

Detach above card, sign, date and mail in postage paid envelope provided.

GRANITE CONSTRUCTION INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

[X]	Please mark votes as in this example

PROXY
GRANITE CONSTRUCTION INCORPORATED

Unallocated Shares Voting Directive Card
for Annual Meeting of Stockholders

     The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the undersigned participant's pro rata portion of the unallocated shares of stock of GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for the undersigned by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 20, 2002, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 19, 2002, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 2001 Annual Report.

IMPORTANT: PLEASE SIGN, DATE AND MAIL PROMPTLY THE UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 16, 2002, you will be deemed to have authorized the Plan's Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Employee Stock Ownership Plan (the “Plan”), you are entitled to vote your pro rata portion of the unallocated shares of the common stock held in the Plan. Your voting direction submitted to the BNY Western Trust Company, Trustee of the Plan, will be confidential.

Please date and sign your name exactly as it appears on the stock certificate representing your shares.	Date

Stockholder Sign Above

A vote FOR the following proposals is recommended by the Board of Directors:		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below

1.	ELECTION OF DIRECTORS
	To elect David H. Watts, Joseph J. Barclay and J. Fernando Niebla as directors to hold office for a three-year term and until their respective successors are elected and have qualified.	[ ]	[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.) Nominees: David H. Watts, Joseph J. Barclay, J. Fernando Niebla

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares will be voted in favor of proposals 1 and 2.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

Detach above card, sign, date and mail in postage paid envelope provided.

GRANITE CONSTRUCTION INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

From:

PROXY TABULATOR

P.O. BOX 9132
HINGHAM, MA 02043-9132

Please fold and detach card at perforation before mailing

GRANITE CONSTRUCTION INCORPORATED
Shares Voting Directive Card for Annual Meeting of Stockholders

The undersigned hereby directs Putnam Fiduciary Trust Company, as Trustee of the Granite Construction Retirement Savings Plan to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the “Company”) beneficially held for me by the Plan at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 20, 2002, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side of this card and as more particularly described in the Proxy Statement of the Company dated April 19, 2002, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2001 Annual Report to Stockholders.

Dated: ________________, 2002

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN’S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

Signature of Stockholder*

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)

Please fold and detach card at perforation before mailing

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you fail to return your voting directive card to the Trustee by May 16, 2002, you will be deemed to have authorized the Plan's Committee to direct the Trustee how to vote these shares. As a participant in the Granite Construction Retirement Savings Plan (“the Plan”), you are entitled to vote your shares of the Common Stock held in the Plan. Your voting direction submitted to Putnam Fiduciary Trust Company, Trustee of the Plan, will be confidential.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. (X)
PLEASE DO NOT USE FINE POINT PENS.

A vote FOR the following proposals is recommended by the Board of Directors:

		FOR all nominees listed at left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at left

1.	ELECTION OF DIRECTORS
To elect David H. Watts, Joseph J. Barclay and J. Fernando Niebla as directors to hold office for a three-year term and until their respective successors are elected and have qualified.

Nominees: David H. Watts, Joseph J. Barclay, J. Fernando Niebla

	(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)	( )	( )

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.	( )	( )	( )

3.	With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.